EXHIBIT 10.2

THIS EXHIBIT 10.2 INCLUDES CERTAIN IDENTIFIED INFORMATION THAT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. WHERE INFORMATION HAS BEEN REDACTED, IT HAS BEEN SO INDICATED BY A “[***]”.

G20CM34 Supply Agreement
This G20CM34 Supply Agreement (this “Agreement”) is entered into by and between Caterpillar Inc. (“Seller”) and Liberty Advanced Equipment Technologies LLC (“Buyer”). Buyer and Seller may be referred to individually as a “Party” and together as the “Parties.” The Parties agree that this Agreement constitutes a binding contract between the Parties upon execution by both Parties and Buyer’s issuance of a purchase order (“Order”).
1.SCOPE, APPLICATION, PRECEDENCE, DEFINITIONS, AND CONTRACT DOCUMENTS.

1.1Scope. Seller shall supply, and Buyer shall purchase, the Goods and deliverables described in the Contract Documents, subject to the terms and conditions of this Agreement.

1.2General Application. Unless a clear contrary intention appears, (i) the phrase “this Agreement” and the terms “hereof,” “herein,” “hereby,” and derivatives or similar words refer to this entire Agreement including the Exhibits attached hereto and attachments and schedules attached to such Exhibits, as the same may be amended from time to time, and the Order, all of which are incorporated herein (the “Contract Documents”); (ii) headings are provided for the convenience of the Parties and shall not affect the interpretation of any provision; (iii) all representations, warranties, and obligations of Seller in this Agreement relating to Goods shall be applicable to parts; and (iv) references to money shall be in United States dollars.

1.3Order of Precedence. In the event of any conflict, inconsistency, or ambiguity among the Contract Documents, the following order of precedence shall apply, highest to lowest: (1) any mutually executed amendment or change order expressly stating that it amends this Agreement; (2) this Agreement; (3) the remainder of the Contract Documents and (4) the Order, but only to the extent accepted in writing by Seller and only for administrative details that do not conflict with the foregoing. For the avoidance of doubt, any preprinted or standard terms contained in the Order or other Party document shall be void and of no force or effect unless expressly accepted in a writing signed by both Parties.

1.4Contract Documents
The following documents are hereby incorporated into this Agreement by reference and shall form an integral part of the Agreement, with the same force and effect as if fully set forth herein.
•Exhibit A: Scope of Supply
•Exhibit B: Payment Schedule
•Exhibit C: Delivery Schedule
•Exhibit D: Preservation Requirements
•Exhibit E: Technical Specifications
•Exhibit F: Engineering Deliverables List
•Exhibit G: Factory Acceptance Test
•Exhibit H: General Performance – Site Conditions

1.5    Definitions. The following terms shall have the definitions set forth below when used with initial-capitalized letters.

    “Agreement” shall have the meaning set forth in the Preamble.

    “ARO” means the number of days after Seller’s receipt of the Order.

    “Buyer” shall have the meaning set forth in the Preamble.

    “Buyer Delay” shall have the meaning set forth in Section 8.1.

    “Cancellation Charge” shall have the meaning set forth in Section 9.

    “Contract Documents” shall have the meaning set forth in Section 1.2.

    “Contract Price” shall have the meaning set forth in Section 3.2.

    “Delay” shall have the meaning set forth in Section 19.1.

    “Delay Liquidated Damages” shall have the meaning set forth in Section 19.1.

    “Delay Liquidated Damages Cap” shall have the meaning set forth in Section 19.1.

    “Delayed Unit” shall have the meaning set forth in Section 19.1.

“Deliver(ed)” and “Delivery,” as the context requires, means that a Unit has been prepared in accordance with the terms and conditions of this Agreement and has arrived at the German Port Consolidator.

    “Delivery Date” and “Delivery Schedule” shall have the meaning set forth in Exhibit C, “Delivery Schedule.”

    “Electrical Power Output” shall have the meaning set forth in Section 18.2.2.

    “Electrical Power Output Minimum Standard” shall have the meaning set forth in Section 18.3.1(a)(ii).

    “Electrical Power Output Performance LD Threshold” shall have the meaning set forth in Section 18.2.2.

    “Emissions Standard” shall have the meaning set forth in Section 18.1.2.

    “Emissions Test” shall have the meaning set forth in Section 18.1.2.

    “Engine” means Cat® G20CM34 engine.

    “Excess Cancellation Charge” shall have the meaning set forth in Section 9.

    “Factory Acceptance Test” shall have the meaning set forth in Section 18.1.1

    “Force Majeure” shall have the meaning set forth in Section 7.

“Generator Set” or “Genset” shall mean the unit consisting of the assembly of an Engine, alternator, mechanical coupling, and base-frame(s).

“German Port Consolidator” shall mean the location of the consolidator, as designated by Seller at its sole discretion, who will consolidate the Unit(s) for onward shipment.

“Goods” means the Unit(s), equipment, and goods described in this Agreement or otherwise delivered to Buyer in connection with this Agreement.

    “Grace Period” shall have the meaning set forth in Section 19.1.

    “Grace Period Expiration” shall have the meaning set forth in Section 19.1.

    “Heat Rate Liquidated Damages” shall have the meaning set forth in Section 19.2.1.

    “Heat Rate Minimum Standard” shall have the meaning set forth in Section 18.3.1(a)(i).

    “Heat Rate Performance LD Threshold” shall have the meaning set forth in Section 18.2.1.

    “Indemnified Parties” shall have the meaning set forth in Section 13.3.

    “Indemnifying Parties” shall have the meaning set forth in Section 13.3.

    “Liquidated Damages” shall mean Delay Liquidated Damages and Performance Liquidated Damages.

“Minimum Performance Standards” shall have the meaning set forth in Section 18.3.1(a).

    “Order” shall have the meaning set forth in the Preamble.

    “Party” and “Parties” shall have the meanings set forth in the Preamble.

    “Payment Schedule” shall have the meaning set forth in Section 3.3.

“Performance Liquidated Damages” shall have the meaning set forth in Section 19.2.3.

“Performance LD Thresholds” shall have the meaning set forth in Section 18.2.

“Permitted Purpose” shall have the meaning set forth in Section 16.

    “Power Output Liquidated Damages” shall have the meaning set forth in Section 19.2.2.

    “Seller” shall have the meaning set forth in the Preamble.

    “Specifications” means together Exhibit A, “Scope of Supply” and Exhibit E, “Technical Specifications.”

    “Taxes” shall have the meaning set forth in Section 3.1.

    “Technical Information” shall have the meaning set forth in Section 11.

    “Unit” means the equipment package consisting of the items and meeting the specifications to be provided by Seller per Exhibit A, “Scope of Supply” and Exhibit E, “Technical Specifications.”

    “Unit Base Price” shall have the meaning set forth in Section 3.2.

    “Unit Termination” shall have the meaning set forth in Section 19.1.

    “Unit Termination Payment” shall have the meaning set forth in Section 18.1.

    “Warranty Period” shall have the meaning set forth in Section 6.1.

    “Week” shall have the meaning set forth in Section 19.1.
2.MODIFICATIONS/CHANGES. Requests by Buyer for any modifications or changes to this Agreement, including, without limitation, changes in specifications, quantities, delivery obligations and terms of payment, must be made in writing. All such requests are subject to Seller's written acceptance, which shall not be unreasonably denied or delayed, and may result in adjustments to price and/or delivery schedules, which shall be equitable, mutually agreed upon and substantiated.

3.PRICES AND PAYMENTS.
3.1Pricing Terms. All prices are in U.S. dollars. Prices do not include sales, use or excise taxes, tariffs, import or, special financing fees, value added taxes, income or royalty taxes, consular fees, special permits or licenses or similar charges (collectively, "Taxes"). Seller, however, shall be responsible for its own corporate income taxes and taxes related to its employees' work hereunder. Buyer shall either pay any and all Taxes or provide Seller with exemption certificates. If Buyer fails to provide such certificates at least sixty (60) days prior to the Delivery Date, Seller shall provide Buyer proof that such Taxes were paid, and it shall be Buyer's duty to recover such Taxes. All prices are based on Delivery.
3.2Price. The total price for all Goods and services under this Agreement shall be $801,000,000 (the “Contract Price”). This is based on a Buyer purchasing [***] Units, with [***] Units having a Unit Base Price of $[***] per Unit ($[***]) and [***] Units having a Unit Base Price of $[***] per Unit ($[***]). The Delivery Date schedule is set forth in Exhibit C, and any delay in such schedule shall not impact the price of any Good except for any Buyer Delay in accordance with Section 8 titled

“Suspension or Delay.” The price for each Unit shall be known as the “Unit Base Price.” The Unit Base Price shall include delivery of the Unit at German Port Consolidator (designated by Caterpillar in its sole discretion) FCA per Incoterms 2020. For clarity, Unit Base Price does not include extended storage period preservation packaging, site equipment start-up, and site string tests balance of plant (BOP), equipment integration, generator set package assembly, installation, commissioning, freight, insurance, brokerage fees, marine survey, load out and tie down, special permits or licenses or similar charges after delivery to the German Port Consolidator.

3.3Invoicing/Payment. Seller will submit invoices to Buyer according to the payment schedule stated in Exhibit B titled “Payment Schedule” (the “Payment Schedule”). Seller may split invoice for Units that are Delivered individually when such Units are separately priced in this Agreement. All payments shall be made in U.S. dollars by wire transfer per the Payment Schedule. All payments shall be due net [***] days from the date of Seller's invoice which will be submitted to the email provided by Buyer. If Buyer fails to meet its payment obligations, after written notice by Seller to Buyer and Buyer’s failure to cure within [***] days, Seller may discontinue manufacture and/or delivery of Goods and treat such as a material breach by Buyer entitling Seller to the cancellation charges in Section 9 titled “Termination/Cancellation.” Any invoice amount not paid within [***] days after payment due date, shall be subject to a late payment charge equal to [***] of the delinquent amount per month or the maximum amount permitted by law, whichever is less, prorated on a daily basis for each day that such amount remains unpaid.

4.TITLE & RISK OF LOSS. Seller warrants good and merchantable title to all Goods, and its transfer of ownership is rightful and free from any security interest or other lien or encumbrance of third parties. Unless otherwise expressly agreed in writing by the Parties, title and risk of loss to the Goods (or, in the case of partial or split shipments, the applicable items) shall pass to the Buyer when such Goods are Delivered. Partial shipments of minor components and/or split shipments of multiple Units are allowed, provided however, Seller will use commercially reasonable efforts to minimize freight cost in the event partial or split shipments are necessary. Claims for damages or shortages attributable to Seller must be in writing and received by Seller within thirty (30) days after receipt of Goods and must be accompanied by Seller's packing slip and full particulars of any such claim.
5.TESTS/INSPECTION. Buyer may observe Seller's normal factory tests, as well as tests specifically stated in this Agreement, on a non-interference basis at times scheduled for Seller's convenience and subject to Seller's standard security procedures. Special tests and inspections may be arranged at Buyer's written request, upon acknowledgement from Seller and adjustment of the price. Seller shall provide two weeks advance notice of any testing and Buyer shall bear all costs associated with its test attendance; including additional cost due to adjustments to the test schedule by Seller. Buyer may inspect the Goods and any Unit and review all test results and documentation prior to shipment and, unless reasonable cause for rejection is shown, the Goods shall be deemed accepted upon satisfactory completion of such factory tests and readiness for shipment.

6.WARRANTY.

6.1Goods. Except as otherwise specified below, Seller warrants that the Goods during the Warranty Period (as defined below) shall (i) be free from defects in workmanship and material used in their manufacture; (ii) conform with the Specifications referenced or set forth herein; and (iii) conform to applicable national, federal, state or local laws, ordinances, regulations, codes and standards as they relate to the technical specifications. The "Warranty Period" commences upon the Delivery of the applicable Good, and expires on the earlier of: (i) the date which is [***] months after Delivery; or (ii) the date which is [***] months after the Good is first placed into service. The foregoing warranty shall be subject to the following:
a.A warranty claim is submitted to Seller in writing reasonably upon discovery of the claimed defect;
b.The Goods are stored, installed, operated and maintained in accordance with good engineering practices and any applicable industry standards, and Seller's written recommended procedures and specifications provided to Buyer (including, without limitation, the applicable operation and maintenance manual(s) for the Unit(s) and any applicable fuel, air, water, packaging or preservation specifications provided to Buyer in writing);
c.The defective Goods are made available to Seller in accordance with Seller's standard warranty claim instructions, shipping and freight to be paid by Seller;
d.Prompt examination of such Goods by Seller, which shall be performed by Seller within a commercially reasonable period, reasonably confirms the existence of a defect within the Warranty Period;
e.Seller's obligations under this warranty are limited to repair or replacement of the confirmed defective Goods, free of charge, including shipping and freight of replacement Goods which shall be paid by Seller, but excluding site labor costs to remove, repair or replace such Goods. All replacement parts and repaired parts are warranted through, but not beyond, the original Warranty Period;

f.The above warranty shall not apply to the extent of: (i) normal maintenance services or adjustments; (ii) the removal or reinstallation of warranted Goods or the costs associated therewith; (iii) any Goods that have been repaired or altered (which repair and alteration shall not include standard maintenance and maintenance or repairs consistent with Seller’s written procedures), other than by Seller or as expressly approved by Seller in writing to the Buyer to provide such repair or alteration (which approval shall not be unreasonably withheld or delayed), in any way so as to cause the defect; or (iv) the effects of corrosion, erosion, degradation, wear and tear, or failure occasioned by operation, condition of service not in accordance with Seller’s written procedures provided by Seller to Buyer in writing and specifications set forth or as referenced herein.
g.If the Seller fails, for reasons not attributable to Buyer, to commence and thereafter diligently pursue a remedy for a warrantable defect within a within fifteen (15) days after receipt of written notice thereof, Buyer, after approval by Seller which shall not be unreasonably denied or delayed, is entitled to execute such repair or replacement as necessary to remedy the warrantable defect. Seller to provide replacement parts and Buyer is responsible for cost of labor. Buyer shall provide Seller a fifteen (15) days to review and approve the proposed scope of work and repair methodology prior to commencing any such work. Seller shall have the right to participate in or oversee such repair or replacement. Any repair or replacement performed by or on behalf of Buyer must be completed strictly in accordance with Seller’s applicable application and installation guidelines and operation and maintenance manuals, all provided in advance by Seller, and using Seller-approved OEM parts. Any repair or replacement that (i) is performed without Seller’s prior written approval, (ii) deviates from Seller’s guidelines or approved scope of work, or (iii) uses non-approved parts shall void Seller’s warranty solely to the extent such deviation adversely impacts the affected Unit. For the avoidance of doubt, repairs not performed in compliance with this Section and any non-OEM or non-approved parts are not covered under Seller’s warranty.

6.2Additional Qualifications and Limitations to Warranty.

6.2.1    THE ABOVE WARRANTIES ARE IN LIEU OF ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, all other representations to the original Buyer, including liability for incidental or consequential damages. No person is authorized to give any other warranties or to assume any other liability on Seller's behalf unless agreed to in writing by Seller.

6.2.3    Seller's sole liability and responsibility, and Buyer's sole and exclusive remedy, with respect to any and all warranties shall be limited to the respective remedies set forth above. All such remedies will be subject to the limitations of Section 13 titled “Limitations of Liability; Indemnity.”

6.3    Extended Warranty Option. Subject to Seller’s agreement, Buyer may purchase an extended warranty period for US $[***] per Unit. Notwithstanding Section 6.1, the extended warranty provides [***] additional months to the Warranty Period after the Unit(s) commences operation at the project site; provided, however, that the total Warranty Period shall not exceed [***] months from Caterpillar’s written notice that the applicable Unit(s) are Delivered. The extended warranty applies only if the Unit is: (i) stored, installed and operated in accordance with Caterpillar guidelines, (ii) Buyer purchases the applicable preservation package, and Buyer strictly complies with all Caterpillar preservation requirements as set forth in Exhibit D. All other standard warranty terms, conditions, limitations, and exclusions apply during the extended warranty period.

7.FORCE MAJEURE. To the extent a Party is rendered wholly or partly unable to perform, or is delayed in the performance of, its obligations due to an event that (i) is beyond its reasonable control, (ii) is not the result of negligence, willful misconduct, breach of contract, or intentional act or omission of the affected Party, and (iii) could not reasonably be anticipated as of the date of the applicable Order (a “Force Majeure”), such failure to perform or delay in performance shall not constitute a default under this Agreement; provided, however, that Buyer’s obligation to pay amounts due in accordance with this Agreement shall not be excused. Force Majeure events include, without limitation, acts of God; epidemic; pandemic; acts of criminals or public enemy; war; riot; official or unofficial acts, orders, regulations or restrictions of any foreign or domestic government or agency thereof; strikes or labor difficulties involving employees of a Party or any other Party directly effecting Seller’s ability to deliver Units, provided such event meets the above requirements. The affected Party shall (a) notify the other Party as soon as practicable following the commencement of the Force Majeure, (b) take reasonable steps to avoid or remove the Force Majeure, and (c) resume performance as soon as reasonably practical following cessation of the Force Majeure. The Force Majeure shall not operate to excuse, but only delay performance, and the obligations of such Party shall be extended in an amount of time equal to the time of such delay.

8.SUSPENSION OR DELAY.
    Buyer's request for suspension of the Order or a delay in Delivery more than thirty (30) days ("Buyer Delay") must be provided in writing to Seller and is not effective until acknowledged in writing by Seller, which acknowledgement shall not be unreasonably delayed or denied. Notwithstanding the foregoing, Buyer actions or inactions that actually prevent Seller's progress shall be deemed a Buyer Delay. A Buyer Delay may result in adjustments to prices, payments, delivery terms, and delivery schedules which must be equitable and mutually agreed upon. The time required for subsequent completion of the Order may exceed the number of days of delay due to Seller's actual and substantiated scheduling constraints. If the cumulative duration of Buyer Delays per a Unit exceeds [***] days, Seller may with notice to Buyer deem the Order, as it applies to such Unit, terminated for convenience by Buyer. In the case of a Buyer Delay that impacts the Delivery Date for Units scheduled for Delivery on or before January 31, 2028 such that those Units are re-scheduled for Delivery for after January 31, 2028 (the “2028 Units”), or for Units scheduled for Delivery after January 31, 2028 and before January 31, 2029 such that those Units are re-scheduled for Delivery after January, 2029 (the “2029 Units”), the Parties agree to review and negotiate applicable pricing for any such delayed Units, not to exceed a Unit Base Price of $[***] per Unit for the 2028 Units and not to exceed the price escalation as set forth in the anticipated Framework Agreement to be agreed to by the Parties for the 2029 Units. The Parties shall exercise commercially reasonable efforts to complete such negotiations within thirty (30) days of an applicable notice of Buyer Delay. In the event that the Parties cannot agree on a price for any such Units, Buyer may purchase the Unit at the applicable Unit Base Price within thirty (30) days from January 31, 2028 or January 31, 2029, whichever is applicable, and if Buyer does not so elect, then Seller is entitled to the Cancellation Charge.

8.1Notwithstanding the above, in the event: (i) a Buyer Delay occurs less than sixty (60) days prior to the Delivery Date; (ii) a Buyer Delay occurs at a point where production/fabrication has proceeded to the point that Seller determines that it cannot reasonably reschedule completion, or (iii) Seller reasonably determines that the Goods will be Delivered but Buyer will be unable or unwilling to take possession (e.g., when a job site is not ready for delivery due to no fault of Seller); then the Order shall be completed and the provisions in 8.1.a and 8.1.b shall apply.
a.Buyer shall have the right to designate an alternative delivery location. If Buyer fails to identify an alternative delivery location within thirty (30) days after the notice of Delivery Date, then Seller shall be entitled to deliver the Goods to a storage facility designated by Seller. Upon Seller's notice to Buyer thereof, the delivery location (and the delivery term, if applicable) will be modified accordingly, and the Order price will be adjusted to the extent necessary to account for any difference in applicable freight or other charges resulting from the modified delivery location/term.
b.Upon delivery of the Goods in accordance with the modified delivery location/term:
(i) title and risk of loss to the Goods shall transfer to Buyer; (ii) Buyer shall be solely responsible for arranging and paying for storing the Goods, subsequent loading, unloading, transportation and insuring the Goods directly with the third parties providing such services; and (iii) the payment milestones shall be automatically modified to allow Seller to invoice Buyer for any remaining portion of the Order price, which shall be due and payable in accordance with the invoice.
9.TERMINATION/CANCELLATION. In the event of termination or cancellation of the Order or part of it by Buyer (other than due to a material breach by Seller), or termination or partial termination by Seller due to a material breach by Buyer, Buyer shall pay Seller cancellation charges in accordance with the following cancellation schedule (the “Cancellation Charge”) less any amounts already paid to Seller for the applicable Units, provided however, that if the amounts already paid by Buyer exceed the Cancellation Charge, Seller shall remit the excess to Buyer (the “Excess Cancellation Charge”) within thirty (30) days. Alternatively, Seller will issue a credit memo for any outstanding invoices under this Agreement if agreed to in writing by the Parties which shall not be unreasonably withheld.

TERMINATION/CANCELLATION SCHEDULE
Calendar Days		Cancellation Charge (Straight Line %)
From	To	Percent of Unit Base Price of Units Not Delivered
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

In no event shall the Cancellation Charge exceed the Unit Base Price. The Parties agree that the cancellation charges identified above are a fair and reasonable estimation of the damages to be incurred by Seller as a result of any such cancellation/termination and are not intended to be compensation or consideration for any Goods. Accordingly, upon any such cancellation or termination, Seller shall retain all Goods for all canceled Units, provided however, Buyer shall have the right to all Goods for which it has paid in full.

10.PATENT INFRINGEMENT. Seller shall defend, indemnify and hold Buyer harmless from any claim that the Goods infringe upon a third party's rights in a registered United States patent or trademark, provided (i) Buyer promptly notifies Seller in writing of any such claim, (ii) Buyer gives Seller the sole right to defend, settle and control the defense of the suit or proceeding, (iii) Buyer provides all necessary information and assistance for such defense or settlement, and (iv) Buyer takes no position that is material and adverse to Seller's defense of such claim. In the event Seller is obligated to defend such suit or proceeding, Seller will pay costs and damages finally awarded or agreed upon by Seller that are directly related thereto. Seller may, at Seller's own discretion and expense: (i) procure for Buyer the right to continue using the Goods, (ii) replace the Goods with non-infringing Goods, or (iii) modify the Goods to make them non-infringing. Seller will have no liability or obligation to defend if the claim, suit or proceeding is based on or arises out of a configuration, modification or change to the Goods that is made, specified or requested by Buyer. The foregoing indemnity constitutes Seller's sole responsibility for infringement claims. Notwithstanding the above, Buyer agrees to defend, indemnify and hold Seller harmless from any claim of infringement for Goods designed or manufactured to Buyer's specifications if such design, manufacture or specification constitutes the basis for such actual or alleged infringement claim.

11.RIGHTS TO DRAWINGS AND DATA. All engineering designs, data, and specifications ("Technical Information") delivered to Buyer are proprietary and shall (a) only be used by Buyer for Goods sold as part of this Agreement and, (b) not be disclosed or reused without Seller's prior written consent which consent shall not be unreasonably withheld, provided however, such consent shall not be required regarding disclosure to Buyer’s potential customers and related parties regarding the envisioned project with such customers, and provided that such parties are bound to confidentiality provisions. Seller grants Buyer a royalty free, non-exclusive license to use the Technical Information that is specifically identified and purchased as a part of this Agreement for Buyer's internal business purposes, including the right to share such Technical Information with Buyer's contractors and their subcontractors for the sole purpose of providing services to Buyer (and no other purpose), but only if such contractors and their subcontractors are bound to confidentiality provisions; provided, however, that Seller assumes no responsibility for such use. Notwithstanding the above, Buyer and its contractors and their subcontractors shall not use any Technical Information for any other purpose not related to the Goods. Any right granted herein shall be non-transferable except that Buyer may transfer such right to any successor owner or operator of the Goods sold by Seller in this Agreement.

12.ASSIGNMENTS. The Parties shall have the right to assign any rights or obligations under this Agreement to any of its wholly owned affiliated or subsidiary companies or upon prior request and the other Party’s written consent, which shall not be unreasonably withheld.
13.LIMIT OF LIABILITY; INDEMNITY.

13.1To the maximum extent permitted by law, neither Buyer nor Seller or their affiliates, subcontractors, agents and/or employees shall be liable for special, indirect, punitive, exemplary, incidental, or consequential loss or damages of any nature, including but not limited to any loss of revenue, loss of production, loss of business opportunity, cost of capital, loss of use, loss of profit, losses resulting from or related to downtime or the cost of replacement power or compression, howsoever caused and whether based on warranty, contract, tort (including negligence) strict liability or any other theory of the law regardless of whether a Party had advance notice of the potential of any such damages.

13.2To the maximum extent permitted by law, the total liability of each Party and its affiliates, subcontractors, agents and employees for each claim arising out of the performance or nonperformance of this Agreement or any of its obligations under this Agreement (including, without limitation, obligations in connection with the design, manufacture, sale, delivery, storage, erection or use of the Goods or the rendition of any work or other services in connection therewith), whether based on warranty, contract, tort (including negligence), strict liability or any other theory of the law, shall not exceed a sum equal to [***] the Unit Base Price of the Unit(s) involved in the applicable claim, except to the extent that such claim arises from the liable Party’s gross negligence, willful misconduct, indemnification obligations hereunder, or for Seller as liable party, third party claims for Seller’s intellectual property infringement. For the avoidance of doubt, the liability cap set forth in this Section shall not include or apply to (i) claims for or amounts due or paid for Liquidated Damages; or (ii) the Excess Cancellation Charge, if applicable. For the avoidance of doubt, any Liquidated Damages paid or payable by Seller are in addition to, and shall not reduce, Seller’s aggregate liability cap under this Agreement.

13.3Each Party (the “Indemnifying Party”) shall indemnify, defend, and hold harmless the other Party and its affiliates, and their respective officers, directors, employees, and agents (collectively, the “Indemnified Parties”) from and against any and all third-party claims, demands, suits, actions, or proceedings, and any related liabilities, judgments, damages, losses, and reasonable costs and expenses (including reasonable attorneys’ fees), to the extent arising out of (i) bodily injury or death of any person, or (ii) damage to or loss of tangible property, in each case to the extent caused by the negligence, gross negligence, or willful misconduct of the Indemnifying Party in connection with the performance of this Agreement. The Indemnifying Party shall have the right to control the defense and settlement of any such claim, provided that it may not settle any claim without the Indemnified Party’s prior written consent if such settlement imposes any liability or admission of fault on the Indemnified Party.
14.REGULATORY COMPLIANCE/APPLICATION RESTRICTIONS. The Parties shall comply with all applicable laws and regulations related to the purchase of the Goods and services under this Agreement including but not limited to, safety and environmental regulations, technical standards, and all applicable U.S. laws and regulations pertaining to any exportation of the Goods (e.g., the United States Export Administration Act and the rules and regulations issued thereunder). The Goods shall not be exported, re-exported or transshipped contrary to United States law. When Buyer is the exporter of record, it is Buyer's responsibility to acquire any required export license, to submit any required export declaration, and to provide any documentation required in connection with the export of the Goods from the United States. Seller will assist in the supply of information required in the application process. Seller shall have no responsibility to review and confirm Buyer's compliance with any applicable laws and regulations relating to exports from the United States, and shall not be liable for any delays in delivery or suspensions in performance resulting directly or indirectly from the inability, due to causes beyond Seller's reasonable control, to obtain on a timely basis any necessary or applicable government authorizations (e.g., export licenses).

15.DISPUTES/APPLICABLE LAW. The Parties shall use their best efforts to resolve any dispute or claim that may arise under this Agreement in an amicable manner. Except for Seller's claims for non-payment by Buyer of undisputed amounts hereunder, in the event either Party believes the other Party is in breach of or is noncompliant with any of the provisions of this Agreement, such Party shall promptly notify the other in writing of such claim and the receiving Party shall take reasonable measures to remedy such breach or noncompliance within thirty (30) days after receipt of notice. If the dispute is not resolved within such time, then the Party initiating the claim shall demand a meeting of the Parties, which meeting shall be held promptly in Houston, Texas, unless the Parties otherwise agree. Persons attending such meeting shall have decision-making authority regarding the dispute to attempt, in good faith, to negotiate a resolution of the dispute. The Parties agree to participate in such negotiations and, if agreeable, mediation related thereto, for a period of thirty (30) days. If the Parties are not successful in resolving the dispute through the negotiations or mediation, if used, then the Parties may seek an adjudicated resolution through the appropriate court. Should any provision of this Agreement be declared invalid, such declaration shall not invalidate or void the remaining provisions of this Agreement. This Agreement, having a reasonable relationship to the State of Texas, shall be governed by the laws of the State of Texas, without regard to conflict of law principles.

16.CONFIDENTIALITY. Both Parties agree to keep this Agreement confidential and not disclose or use, except as necessary for the Permitted Purpose, any non-public, proprietary or confidential information disclosed by the disclosing Party, using the same degree of care it uses to protect its own confidential information, excluding information that is publicly available through no breach by the receiving Party, lawfully known prior to disclosure or independently developed without use of such information. No Party will make any public announcement, press release or public statement regarding the this Agreement or the contents hereof without the prior written consent of the other Party, provided that this clause will not apply where such disclosure is required, in the opinion of such Parties counsel, to be made by applicable law, rule, regulation or order, including the rules or regulations of any securities exchange on which a Party may have listed registered securities, in which case the applicable Party agrees to the extent reasonably possible to advise the other Party of its intended disclosure prior to the disclosure being made. “Permitted Purpose” is defined as evaluation, negotiation, execution, performance, enforcement, administration, sourcing, engineering, delivery, installation, commissioning, warranty support, dispute resolution, financing for and fulfillment of this Agreement, any resulting Order, and the Goods or services provided thereunder.

17.RESALE. Any resale by Buyer of any Unit, prior to title transfer, to any third party shall result in a material breach of the Order. Notwithstanding anything herein to the contrary, Buyer may transfer title to any Goods after title for such Good is transferred to Buyer.

18.TESTING; PERFORMANCE LD THRESHOLDS; AND MINIMUM STANDARDS.

18.1    Testing.

18.1.1    Factory Acceptance Test. Each Engine shall be tested at Seller’s factory, and each alternator shall be tested at the applicable OEM factory, in accordance with Exhibit G titled Factory Acceptance Test (the “Factory Acceptance Test”) to determine if it meets the Performance LD Thresholds and the Minimum Performance Standards.

18.1.2    Factory Emissions Test. The first Engine, and every tenth Engine thereafter shall be tested at full load during Seller’s Factory Acceptance Test (the “Emissions Test”) to determine if it meets the standards set forth in Exhibit H “General Performance – Site Conditions” for, NOx, CO and NMHC (the “Emissions Standard”). In addition, if any tested Engine fails to meet the Emissions Standard, the next additional three (3) engines will be subject to the Emissions Test and Emissions Standard.

18.2    Performance LD Thresholds. Seller guarantees that every Engine will comply with the performance liquidated damages threshold for heat rate and electrical output as set forth below (together the “Performance LD Thresholds”). The Performance LD Thresholds are subject to remedies set forth in Sections 19.2.1, 19.2.2, and 19.2.3.

18.2.1    Heat Rate. Performance LD Threshold for heat rate: equal to or less than [***] kJ/bkWh at reference conditions as per ISO 3046 (25°C, 1013 mbar) using pipeline natural gas with a Cat Methane Number of 75 or higher (the “Heat Rate Performance LD Threshold”). Measured values will be corrected to reference conditions by calculations per ISO 3046.

1.1.2Electrical Power Output. Performance LD Threshold for calculated Electrical Power Output: equal to or greater than [***] ekW (the “Electrical Power Output Performance LD Threshold”). The electrical power output of the Generator Set (the “Electrical Power Output”) shall be determined through a calculation utilizing the engine factory test results and the alternator OEM factory test results, as described below.
•Engine power is measured in Rostock Germany on a dynamometer. Measured power is expected to be [***] bkW using pipeline natural gas with a Cat Methane Number of 75 or higher. Measured values will be corrected to reference conditions by calculations per ISO 3046.
•The alternator is tested at the OEM and the measured alternator efficiency is expected to be greater than [***]%.
•Calculated packaged Generator Set electrical output at the alternator terminals is expected to be [***].

18.3    Minimum Standards.

18.3.1    Engine Heat Rate and Electrical Power Output.
    a.    Standards. The minimum performance standards for heat rate and electrical output are set forth below (The Heat Rate Minimum Standard and the Electrical Power Output Minimum Standard shall be referred to together as the “Minimum Performance Standards”).

i.    Minimum performance standard for measured engine heat rate: equal to or less than [***] kJ/bkWh at reference conditions as per ISO 3046 (25°C, 1013 mbar) using pipeline natural gas with a Cat Methane Number of 75 or higher (the “Heat Rate Minimum Standard”). Measured values will be corrected to reference conditions by calculations per ISO 3046.

ii.    Minimum performance standard for calculated Electrical Power Output: equal to or greater than [***] ekW (the “Electrical Power Output Minimum Standard”). This shall be calculated in the same manner as stated in Section 18.2.2 titled “Electrical Power Output.”

    b.    Minimum Performance Guarantee. Notwithstanding anything herein to the contrary, Seller guarantees that every Unit will comply with the Specifications including the Minimum Performance Standards and Seller shall not prepare any Unit for shipment and Buyer shall not be obligated to accept any Unit that does not meet these Specifications and Minimum Performance Standards.
18.3.2    Emissions. Notwithstanding anything herein to the contrary, Seller guarantees that every Engine tested in accordance with the Emissions Test will comply with the Emissions Standard and Seller shall not prepare any Unit for Delivery and Buyer shall not be obligated to accept any Unit which Engine that does not meet the Emissions Standard.

19.    LIQUIDATED DAMAGES

19.1    Delay Liquidated Damages: Seller shall Deliver each Unit in accordance with the Delivery Schedule, and meets the Minimum Performance Standards.. If Delivery of any Unit (the “Delayed Unit”) is not achieved by the applicable Delivery Date (the “Delay”) and such Delay continues after the expiration of the Grace Period (the “Grace Period Expiration”), except to the extent such Delay is caused by events of Force Majeure or by Buyer, Seller shall pay liquidated damages to Buyer in respect of such Unit, at the rate of [***] of the Unit Base Price of the applicable Delayed Unit for each seven (7)-day period (“Week”) of Delay after the applicable Grace Period Expiration (the “Delay Liquidated Damages”) up to a maximum of [***] of the Unit Base Price of such Delayed Unit (the “Delay Liquidated Damages Cap”). Seller will be given a [***] grace period from the applicable Delivery Date (the “Grace Period”) before any liquidated damages begin to accrue and are payable by Seller. Subject to Buyer’s termination rights set forth herein, the Delay Liquidated Damages shall be Seller’s sole and exclusive liability and Buyer’s sole and exclusive remedy for Delay. If the Delay Liquidated Damages Cap has been reached for the applicable Unit, Seller shall be in material breach of this Agreement and shall have [***] days to remedy such breach. No notice of such breach shall be required of Buyer. If such breach is not remedied within such [***] days, Buyer shall have the option to terminate this Agreement in respect to the applicable Unit(s) (a “Unit Termination”) and in respect of such Unit(s), receive the full Delay Liquidated Damages and a refund of any monies paid by Buyer toward the Unit Base Price for such Unit(s) (the “Unit Termination Payment”). No notice shall be required from Buyer that Delay Liquidated Damages are due from Seller. Seller shall pay the applicable Delay Liquidated Damages and Unit Termination Payments to Buyer within [***] days following each month in which a Delay or Unit Termination occurs. Any unpaid Delay Liquidated Damages or Unit Termination Payment outstanding as of the date of Seller’s final invoice shall be offset against amounts otherwise due and payable by Buyer under such Seller’s invoice. If such unpaid amounts exceed amounts payable by Buyer, Seller shall remit the excess to Buyer within [***] days.

19.2    Performance Liquidated Damages.

19.2.1    Engine Heat Rate. In the event that the applicable Engine does not meet the Heat Rate Performance LD Threshold at the time of Factory Acceptance Test, then Seller may either: (i) elect to pay the applicable Heat Rate Liquidated Damages as set forth below; or (ii) be given up to [***] days to remedy the deficiency with the opportunity to retest as many times as it deems necessary within such timeframe (and if the Engine does not meet the Heat Rate Performance LD Threshold within such timeframe, Seller shall pay the applicable Heat Rate Liquidated Damages for such Unit).

For each Engine that does not meet the Heat Rate Performance LD Threshold, Seller will pay heat rate liquidated damages to Buyer equal to [***] of the applicable Unit Base Price per each full [***] of excessive heat rate above the Heat Rate Performance LD Threshold up to a maximum of [***] of the applicable Unit Base Price (the “Heat Rate Liquidated Damages”) for such Unit.

19.2.2    Electrical Power Output. In the event that the applicable Generator Set does not meet the Electrical Power Output Performance LD Threshold, then Seller may either: (i) elect to pay the applicable Power Output Liquidated Damages as set forth below; or (ii) be given up to [***] days to remedy the deficiency with the opportunity to retest as many times as it deems necessary within such timeframe (and if the Genset does not meet the Electrical Power Output Performance LD Threshold within such timeframe, Seller shall pay the applicable Power Output Liquidated Damages for such Unit).

Seller will pay calculated electrical power output liquidated damages to Buyer equal to [***] of Unit Base Price per each full [***] of calculated ekW below the Performance LD Threshold of [***] ekW up to a maximum of [***] of the applicable Unit Base Price (the “Power Output Liquidated Damages”) for such Unit.

19.2.3    Performance Liquidated Damages Cap. In respect to any specific Unit, the Heat Rate Liquidated Damages and the Power Output Liquidated Damages shall be together known as the “Performance Liquidated Damages.” The Performance Liquidated Damages in respect to any specific Unit shall not exceed [***] of the Unit Base Price for such Unit.

19.3    Aggregate Liquidated Damages. In respect to any specific Unit, the Delay Liquidated Damages and the Performance Liquidated Damages combined shall not exceed [***] of the Unit Base Price for such Unit.

20.    MISCELLANEOUS.
20.1    This Agreement may be signed in one or more counterparts, each to be effective as an original and all of which will together constitute one and the same instrument. Signatures delivered by electronic means (including PDF, DocuSign/Adobe Sign or similar e-signature platform, or other electronic transmission) will be deemed original signatures for all purposes. Each Party agrees that (a) it will not contest the validity or enforceability of this Agreement solely because it was executed and delivered electronically, and (b) electronic records of execution may be used as evidence of execution and delivery of this Agreement to the same extent as an original manually signed document.
20.2    Buyer’s failure to exercise or enforce any right or remedy granted or provided by this Agreement will not be deemed as or construed to be a waiver of any right or remedy it may have for Seller’s then existing or subsequent default, breach or non-compliance hereunder.
IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by its authorized representative as of the Effective Date.
Liberty Advanced Equipment Technologies LLC            Caterpillar Inc.

By: /s/ Ron Gusek                            By: /s/ Tara Rossman
Name: Ron Gusek                        Name: Tara Rossman
Title: CEO                            Title: General Manager – Tracked Products
Date: 7/22/2026                             Date: 7/22/2026

EXHIBIT B: PAYMENT SCHEDULE

[***]% of Contract Price invoiced upon receipt of Order

[***]% of Contract Price invoiced [***] days after receipt of Order

[***]% of Unit Base Price invoiced upon commencement of each applicable Engine assembly at OEM

[***]% of Unit Base Price invoiced upon commencement of each applicable alternator assembly at OEM

[***]% of Unit Base Price invoiced upon confirmation from Seller that the Unit(s) is/are Delivered

EXHIBIT C: DELIVERY SCHEDULE

Delivery Timeline: Each Unit will be Delivered by the last day of the calendar month in the year designated in the following chart (the “Delivery Date” or “Delivery Schedule”):

FCA DELIVERY SCHEDULE AT GERMAN PORT CONSOLIDATOR
YEAR	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Totals
2027			[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
2028	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
2029	[***]												[***]